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EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


REF:  DTI TECHNOLOGY SDN BHD
      FUJI FABRICATION SDN BHD
      SETO TECHNOLOGY DOT COM, SDN BHD


We consent to the incorporation by reference in this Annual Report
(Form 10-KSB) of SETO HOLDINGS INC. AND SUBSIDIARIES of our report dated March 29, 2001 included in the 2001 Annual Report to shareholders of SETO HOLDINGS INC. AND SUBSIDIARIES.






SAW & CO.
85-B Jalan Pahang
10,400 Pulau Pinang